EXHIBIT 99.2

Unaudited Condensed Combined Consolidated Financial Statements

As of September 30, 2020 and December 31, 2019,
and for the nine months ended September 30, 2020 and 2019

ARCELORMITTAL USA LLC And Affiliates

Delaware	71-0871875
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1 South Dearborn, Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

UNAUDITED CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS
ARCELORMITTAL USA LLC and Affiliates

	(In Millions)
	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$68	$31
Receivables, net of allowances of $26 in 2020 and $35 in 2019	80	77
Receivables from related companies	511	1,169
Inventories	1,328	1,641
Investments in and advances to joint ventures	5	4
Prepaid expenses and other	38	22
Total current assets	2,030	2,944
Long-term assets:
Property, plant and equipment, net	3,569	3,760
Finance Right-of-use assets, net	134	134
Operating Right-of-use assets, net	60	72
Investments in and advances to joint ventures	128	124
Receivable from related companies	2,358	2,263
Other assets	101	101
Total assets	$8,380	$9,398
LIABILITIES AND MEMBER EQUITY
Current liabilities:
Accounts payable	$737	$781
Payables to related companies	565	615
Accrued salaries, wages and benefits	361	363
Accrued taxes	58	59
Accrued expenses and other liabilities	100	261
Unfavorable contracts and firm commitments	34	32
Debt	436	531
Finance lease obligations	52	68
Operating lease obligations	16	17
Total current liabilities	2,359	2,727
Long-term liabilities:
Finance lease obligations	178	172
Operating lease obligations	45	55
Pension and other retiree benefits	2,964	2,937
Deferred income taxes	3	3
Other long-term liabilities	441	396
Total long-term liabilities	3,631	3,563
Total liabilities	5,990	6,290
Parent equity:
Net parent investment	6,250	6,248
Retained deficit	(5,031)	(4,329)
Accumulated other comprehensive income	1,171	1,189
Total parent equity	2,390	3,108
Total liabilities and parent equity	$8,380	$9,398
The accompanying notes are an integral part of these unaudited condensed combined consolidated financial statements.

UNAUDITED CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
ARCELORMITTAL USA LLC and Affiliates

	(In Millions)
	Nine Months Ended September 30,
	2020	2019
Net sales	$5,629	$8,001
Costs and expenses:
Cost of sales, excluding depreciation and amortization	(5,794)	(7,448)
Selling, general and administrative expenses	(243)	(283)
Other operating income	18	55
Depreciation and amortization	(309)	(262)
Asset impairments	(26)	—
Total	(6,354)	(7,938)
Operating income (loss)	(725)	63
Other income (expense):
Non-operating postretirement benefit expense	(34)	(44)
Interest and other financing expense, third party	(50)	(81)
Interest income, related party	103	110
Interest income, third party	1	6
Total	20	(9)
Income (loss) before income taxes	(705)	54
Benefit for income taxes	3	—
Net income (loss)	$(702)	$54
The accompanying notes are an integral part of these unaudited condensed combined consolidated financial statements.

UNAUDITED CONDENSED COMBINED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
ARCELORMITTAL USA LLC and Affiliates

	(In Millions)
	Nine Months Ended September 30,
	2020	2019
Net income (loss)	$(702)	$54
Other comprehensive income (loss):
Pension and Other Postretirement Employee Benefits:
Net actuarial gains arising during the period	(9)	2
Amortization of net actuarial losses and prior service recognized in earnings	13	(14)
Net	4	(12)
Derivative financial instruments designated as cash flow hedges:
Change in value during the period	(28)	80
Recognized in earnings	6	36
Net	(22)	116
Total other comprehensive income (loss)	(18)	104
Comprehensive income (loss)	$(720)	$158
The accompanying notes are an integral part of these unaudited condensed combined consolidated financial statements.

UNAUDITED CONDENSED COMBINED CONSOLIDATED STATEMENTS OF PARENT EQUITY
ARCELORMITTAL USA LLC and Affiliates

	Net Parent Investment	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Total Parent Equity
Balance at December 31, 2019	$6,248	$(4,329)	$1,189	$3,108
Net loss	—	(702)	—	(702)
Other comprehensive loss	—	—	(18)	(18)
Stock based compensation	2	—	—	2
Balance at September 30, 2020	$6,250	$(5,031)	$1,171	$2,390

	Net Parent Investment	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Total Parent Equity
Balance at December 31, 2018	$6,248	$(4,250)	$938	$2,936
Net income	—	54	—	$54
Other comprehensive income	—	—	104	104
Stock based compensation	2			2
Balance at September 30, 2019	$6,250	$(4,196)	$1,042	$3,096
The accompanying notes are an integral part of these unaudited condensed combined consolidated financial statements.

UNAUDITED CONDENSED COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
ARCELORMITTAL USA LLC and Affiliates

	(In Millions)
	Nine Months Ended September 30,
	2020	2019
Operating activities:
Net income (loss)	$(702)	$54
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	309	262
Deferred employee benefit costs	93	93
Stock compensation	2	2
Asset impairments	26	—
Undistributed earnings from joint ventures	(13)	(14)
Loss on firm commitments	3	59
Other non-cash operating expenses	50	44
Change in operating assets and liabilities:
Receivables	(3)	31
Inventories	310	203
Prepaid expenses and other assets	(7)	(5)
Accounts payable	(56)	(322)
Payables to and receivables from related companies	(168)	(134)
Deferred employee benefit payments	(62)	(77)
Change in operating lease liabilities	(12)	(13)
Accrued expenses and other liabilities	(27)	(118)
Net cash provided by (used in) operating activities	(257)	65
Investing activities:
Capital expenditures	(218)	(262)
Decrease in note receivable from related companies	330	10
Investment in, advances to and distributions from joint ventures, net	6	3
Proceeds from sale of property, plant and equipment and joint venture	5	46
Decrease (increase) in other assets and other deposits, net	301	(39)
Net cash provided by (used in) investing activities	424	(242)
Financing activities:
Proceeds from asset backed bank loan	290	300
Payments of asset backed bank loan	(290)	(300)
Payments of finance leases	(47)	(39)
Payable to banks	(83)	193
Deferred financing costs	—	(5)
Net cash provided by (used in) financing activities	(130)	149
Net change in cash and cash equivalents	37	(28)
Cash and cash equivalents — beginning of period	31	96
Cash and cash equivalents — end of period	$68	$68

Supplemental disclosures of noncash operating, investing and financing activities:
Capital expenditures included in accounts payable	$(105)	$(47)
Finance lease obligations	38	—
Reclassification from supplier payable to debt	(95)	193
Cash paid during the year for:
Interest (net of amount capitalized)	$28	$33
Income taxes (received) paid, net	(3)	(1)
The accompanying notes are an integral part of these unaudited condensed combined consolidated financial statements.

Notes to Unaudited Condensed Combined Consolidated Financial Statements
ARCELORMITTAL USA LLC and Affiliates
NOTE 1 - NATURE OF BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
Reporting Entity
These unaudited condensed combined consolidated financial statements are for ArcelorMittal USA LLC and Affiliates (ArcelorMittal USA LLC and several sister companies, collectively; ArcelorMittal USA, the Company, our, or we) that are part of a definitive transaction agreement to be sold to Cleveland-Cliffs Inc. In addition to ArcelorMittal USA LLC, these unaudited condensed combined consolidated financial statements include ArcelorMittal Monessen LLC (ArcelorMittal Monessen), ArcelorMittal Ontario G.P. (ArcelorMittal Ontario), and ArcelorMittal Princeton. ArcelorMittal USA LLC is an indirect wholly owned subsidiary of ArcelorMittal S.A. (ArcelorMittal), Ispat Inland S.a.r.l., ArcelorMittal USA Holdings LLC, ArcelorMittal Holdings LLC, and ArcelorMittal North America Holdings LLC and a direct subsidiary of ArcelorMittal USA Holdings II LLC. ArcelorMittal Princeton is comprised of ArcelorMittal Princeton, Inc. and its sister companies: Extra Energy, Inc.; XMV, Inc.; Mid Vol Coal Sales, Inc.; Black Wolf Mining Company; The Ridge Land Company; Twin State Mining, Inc.; Prime Processing, Inc.; and Imperial Resources, LLC. ArcelorMittal USA LLC, ArcelorMittal Monessen, ArcelorMittal Ontario, and ArcelorMittal Princeton are under common ownership and common management as they are all direct subsidiaries of ArcelorMittal USA Holdings II LLC.
Basis of Presentation
These unaudited condensed combined consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All intercompany accounts and transactions have been eliminated in combination and consolidation. Investments in joint ventures are accounted for under the equity method of accounting except Hibbing Taconite, which is proportionally consolidated.
We have evaluated subsequent events through February 8, 2021, the date the unaudited condensed combined consolidated financial statements were issued or available to be issued. We have concluded that no material events or transactions took place through this date. In early 2020, there was a global pandemic of the Coronavirus (COVID-19). The pandemic has seriously disrupted business throughout the world and had and continues to have an adverse impact on the Company’s results. This disruption presents significant uncertainty and risk that may significantly impact the Company’s future performance. At this time, we are unable to estimate the impact the pandemic will have on our financial statements.

On September 28, 2020, ArcelorMittal S.A. and Cleveland-Cliffs, Inc. announced that they had entered into a definitive agreement for Cleveland-Cliffs to purchase substantially all of ArcelorMittal USA LLC and the other ArcelorMittal entities included in these unaudited condensed combined consolidated financial statements. The transaction closed on December 9, 2020. Prior to the transaction closing, ArcelorMittal USA LLC and ArcelorMittal USA Holdings II merged, with ArcelorMittal USA LLC being the surviving entity. Additionally, ArcelorMittal USA LLC settled various related party balances with ArcelorMittal S.A. entities that were not part of the transaction. In anticipation of the transaction, ArcelorMittal USA LLC canceled its asset backed lending agreement. Subsequent to the transaction, it became a party to an asset backed lending agreement of Cleveland-Cliffs. Most subsidiaries of ArcelorMittal USA LLC provided guarantees under this agreement and its inventory was pledged as collateral.
The preparation of unaudited condensed combined consolidated financial statements in conformity with accounting principles generally accepted in the United States of America and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position, results of operations, comprehensive income (loss), cash flows and changes in equity for the periods presented. The preparation of financial statements in conformity with GAAP requires that management make estimates and assumptions that affect the amounts reported in the unaudited condensed combined consolidated financial statements and accompanying notes. Actual results could differ from these estimates. There have been no material changes in our significant accounting policies and estimates from those disclosed in our 2019 ArcelorMittal USA LLC and Affiliates combined consolidated financial statements.
Nature of Business
ArcelorMittal USA LLC is a domestic manufacturer of light flat-rolled, plate, and rail steel products whose customers are located primarily in the United States. It was formed by the merger of International Steel Group Inc. (ISG) and Ispat Inland Inc. (Inland). ISG was formed by a series of acquisitions that brought together the steel producing assets of The LTV Corporation (LTV), Acme Steel Corporation (Acme), Bethlehem Steel Corporation (Bethlehem), and Weirton Steel Corporation (Weirton). We primarily serve the automotive, energy, appliance, transportation, machinery and construction markets, either directly or through steel service centers. ArcelorMittal

Monessen operates a coke oven battery in Pennsylvania. ArcelorMittal Ontario purchases steel from ArcelorMittal USA LLC for import into Canada. ArcelorMittal Princeton operates several coal mines. No single customer represents more than 10% of our total combined revenues. Export sales were $185 and $271 for the Nine Months Ended September 30, 2020 and September 30, 2019 respectively. Steel shipments by product follow:

	2020	2019
Hot Rolled	40%	38%
Cold Rolled	21%	22%
Coated	16%	18%
Plate	10%	9%
Tin Plate	3%	2%
Bars, Rail and Other	10%	11%
	100%	100%
Recent Accounting Pronouncements
Changes to accounting principles generally accepted in the United States of America (U.S. GAAP) are established by the Financial Accounting Standards Board (FASB) in the form of Accounting Standards Updates (ASUs) to the FASB’s Accounting Standards Codification (ASC). We consider the applicability and impact of all ASUs. ASUs not listed below were assessed and determined to be not applicable.
In June 2016, the FASB issued ASU No. 2016-13, Credit Losses. This ASU, as amended, changes the recognition for credit losses from an “incurred loss” model to an “expected loss” model. In November 2019 the FASB issued ASU 2019-10 which deferred the effective date of this standard. We must adopt the new standard in 2023. This standard could potentially affect how we determine the amount of our allowance for doubtful accounts. We have evaluated the impact of adoption and determined it is not material.
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement — Changes to the Disclosure Requirements for Fair Value Measurement. The new standard removes or modifies certain existing disclosure requirements and adds additional disclosure requirements related to fair value measurement. This ASU was effective on January 1, 2020. The adoption did not have an impact on the Company’s financial position, results of operations or cash flows, or the disclosures made for fair value measurements used by the Company.
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes — Simplifying the Accounting for Income Taxes. This standard eliminates the exception to the incremental approach for intraperiod tax allocation when there is a loss from continuing operations and an income or gain from other items such as other comprehensive income. We recognized such an allocation between the statements of operations and statements of comprehensive income in 2019. The ASU also specifies that an entity is not required to allocate the consolidated amount of current and deferred tax expense to a legal entity that is not subject to tax in its separate unaudited condensed combined consolidated financial statements. However, an entity may elect to do so (on an entity-to-entity basis) for an entity that is not subject to tax and disregarded by the taxing authority. ArcelorMittal USA LLC is such an entity. This ASU is effective for us as January 1, 2022 but can be adopted early. We are still evaluating the impact of the standard and what elections to apply.

NOTE 2 - SUPPLEMENTAL INFORMATION
Receivables
We are participants in a renewable factoring agreement with a financial institution under which (i) certain subsidiaries of the Company sell their accounts receivables to the Company and (ii) the financial institution is entitled to buy eligible accounts receivables from the accounts receivables originated or bought by the Company and the accounts receivables originated by certain other subsidiaries of ArcelorMittal. Such agreement provides for a maximum of $1,025 of sold accounts receivables outstanding, at any time, shared between the Company and two related parties. The financial institution buys these receivables without recourse to the seller. Accordingly, when sold, the receivables are removed from our books. Loss on sales of receivables has been included in the unaudited condensed combined consolidated statements of operations within the line interest and other financing expense, third party.
The following is a summary of our receivable balances during the period:

	(In Millions)
	Nine Months Ended September 30,
	2020	2019
Nominal amount of receivables sold	$4,842	$6,351
Proceeds from sales	4,829	6,325
Loss on sales	13	26

	(In Millions)
	September 30, 2020	December 31, 2019
Amount outstanding under the arrangement at period-end	551	570

Inventories
The following table presents the detail of our Inventories:

	(In Millions)
	September 30, 2020	December 31, 2019
First In First Out (FIFO) or average cost:
Raw materials	$725	$803
Finished and semi-finished goods	1,040	1,463
	1,765	2,266
LIFO reserve	(437)	(625)
Total	$1,328	$1,641
There was a LIFO inventory liquidation of $293 and $170 for the nine months ended September 30, 2020 and 2019, respectively.

Property, Plant and Equipment
We recognized an impairment loss related to PP&E of $26 and zero for the nine months ended September 30, 2020 and 2019, respectively. See Note 3, Impairment Losses. The components of PP&E, net follow:

	(In Millions)
	September 30, 2020	December 31, 2019
Land	$200	$200
Buildings, mineral reserves and land improvements	652	649
Machinery and equipment	7,030	6,938
Construction in progress	229	309
Total	8,111	8,096
Accumulated depreciation	(4,542)	(4,336)
Total property, plant and equipment, net	$3,569	$3,760
Deferred Gain
Prior to 2015, we were subject to a global cost sharing agreement with related parties, under which we received an allocation of costs associated with the development and use of certain intellectual property. Effective January 1, 2015, we sold our rights to use this intellectual property to a related party for proceeds of $229. Also effective January 1, 2015, we entered into an Industrial Franchise Agreement (IFA) under which we pay a royalty to a related party for, among other things, continued use of the intellectual property developed under the cost sharing agreement as well as any newly created intellectual property. As a result of our continued use of the intellectual property, we deferred the gain and amortized it over the 5-year life of the IFA. We recognized the final amount of the deferred gain of $46 in 2019, $34 million of which was recognized in the first nine months of 2019. These gains were recorded as a reduction of royalty expense incurred under the IFA which is recorded in selling, general and administrative expenses on the statement of operations.
NOTE 3 - IMPAIRMENT LOSSES
In June 2020, we indefinitely idled our hot dipped coating line in Columbus, Ohio. Accordingly, we recognized an impairment loss of $26 during the nine months ended September 30, 2020. The assets were written down to their estimated salvage value. Since these valuations had significant unobservable inputs, they are described as Level 3 in the accounting literature. See Note 7, Derivative Instruments and Hedging Activity for a description of the three-level fair value hierarchy.
NOTE 4 - JOINT VENTURES

Name	Ownership Percentage	Description
Double G Coatings	50.0%	270,000 ton capacity sheet coating line producing galvanized and Galvalume.
Hibbing Taconite	62.3%	Mine and pelletizing plant.
I/N Kote	50.0%	1.0 million ton capacity sheet coating facility.
I/N Tek	60.0%	1.7 million ton capacity cold-rolling mill.
PCI Associates	50.0%	Pulverized coal injection facility.
We account for our joint ventures under the equity method except for Hibbing Taconite. Because we own an undivided interest in each asset and are liable for our share of each liability, we proportionally consolidate Hibbing Taconite.
In 2017, we sold our interest in Empire Iron Mining, with a carrying value of zero, to our partner in the joint venture for $133, resulting in a gain for that amount. Our former partner paid for the purchase of three annual installments of about $44 of which the final amount was received in 2019.
We do not exercise control over I/N Tek, as all significant management decisions of the joint venture require agreement by both partners. Due to this lack of control, we account for our investment in I/N Tek under the equity method.
Most of these joint ventures provide services to our operations. They bill for these services at cost or some other contractual rate that may not reflect the market rate for these services. We recorded income of $40 and $48 for the nine months ended September 30, 2020 and 2019, respectively, for our share of earnings in the joint ventures as a reduction to cost of sales. A summary of combined financial information for joint ventures accounted for under the equity method follows:

	(In Millions)
	Nine Months Ended September 30,
	2020	2019
Results for the year:
Gross revenue	$395	$512
Costs and expenses	328	427
Net income	$67	$85

	(In Millions)
	September 30, 2020	December 31, 2019
Financial position at period end:
Current assets	$208	$172
Total assets	432	395

Current liabilities	80	61
Total liabilities	210	206
Net assets	$222	$189
NOTE 5 - DEBT

	(In Millions)
	September 30, 2020	December 31, 2019
Supplier payables with extended terms	$436	$531
Related party debt is zero as of September 30, 2020 and December 31, 2019.
All debt is classified as current.
We have short-term forfaiting arrangements with several suppliers. Instead of paying suppliers at the invoice due date, we sign a bill of exchange, which is a negotiable instrument. A supplier then sells this negotiable instrument to a bank. We pay the bill of exchange plus interest at a later date when it is presented by the bank. The interest rate associated with this extended term arrangement is LIBOR plus a margin (1.65% to 3.50%).
In 2016, the Company signed a $1 billion senior secured asset-based revolving credit facility maturing on May 23, 2021. This agreement was renewed in 2019 and now matures on August 21, 2024. In connection with the extension we paid fees of $5 which are being amortized over the life of the facility and included in other assets on our combined balance sheets. Borrowings under the facility are secured by inventory and certain other working capital and related assets of certain ArcelorMittal USA subsidiaries in the United States. The facility may be used for general corporate purposes. The facility is not guaranteed by ArcelorMittal. No amounts were outstanding under this facility at September 30, 2020 and December 31, 2019. The Company incurred costs of $7 and $6 for the nine months ended September 30, 2020 and 2019, respectively, related to this facility
Interest costs incurred totaled $41 and $48 for the nine months ended September 30, 2020 and 2019, respectively, of which, $5 and $3 was capitalized for the nine months ended September 30, 2020 and 2019, respectively.
Based on the borrowing rates currently available to us, and other available information, the carrying value of debt approximated fair value.

NOTE 6 - RELATED PARTY BALANCES AND TRANSACTIONS

	(In Millions)
	September 30, 2020	December 31, 2019
Current receivables:
Short term loan receivable with ArcelorMittal Treasury	$246	$546
Trade and interest receivables with ArcelorMittal subsidiaries	252	616
Receivable with AM/NS Calvert	5	4
Receivable with I/N Tek	1	1
Receivable with I/N Kote	7	2
Current receivables from related companies	$511	$1,169
Long-term receivables:
Loans with ArcelorMittal Holdings LLC and ArcelorMittal USA Holdings II LLC	$2,358	$2,263
Current payables:
Short term loan payable with ArcelorMittal Treasury	$12	$—
Trade payables with ArcelorMittal subsidiaries	309	390
Loans with ArcelorMittal Holdings LLC and ArcelorMittal USA Holdings II LLC	145	145
Payable with AM/NS Calvert	22	15
Payable with I/N Tek	45	50
Payable with I/N Kote	32	15
Payables to related companies	$565	$615

	(In Millions)
	Nine Months Ended September 30,
	2020	2019
Interest income on notes receivable from related companies	$103	$110
ArcelorMittal charges for management, financial and legal services	98	138
Research and development fees from subsidiaries of ArcelorMittal	25	31
Gain on sale of right to use intellectual property	—	34
ArcelorMittal USA and affiliates purchases of inventory from subsidiaries of ArcelorMittal	7	57
ArcelorMittal USA and affiliates sales of inventory to subsidiaries of ArcelorMittal	464	702
Sales to I/N Kote	154	249
Tolling with I/N Tek	108	123
Sales commission with AM/NS Calvert	17	25
Our I/N Kote joint venture is required to buy all of its cold rolled steel from ArcelorMittal USA. We also have rights to the productive capacity of the I/N Tek facility, except in certain limited circumstances, and under a tolling arrangement, have an obligation to use the facility for the production of cold rolled steel.
ArcelorMittal USA participates in a cash pooling arrangement with ArcelorMittal Treasury Americas. Available cash from several companies within the ArcelorMittal group is concentrated globally to maximize interest returns. Cash is transferred to and from the pooling account based on local availability and requirements.

NOTE 7 - DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITY
In connection with the purchasing of natural gas and certain metals, primarily zinc, for anticipated manufacturing requirements, we enter into forward swap contracts for these commodities to reduce the effect of price fluctuations. We have elected to account for these forward swap contracts as cash flow hedges. We have an iron ore supply contract which contains an embedded derivative based on a domestic steel price index. We have designated the embedded derivative as a cash flow hedge of the contractually specified index price risk associated with our forecasted steel sales. We do not hold derivative instruments for trading purposes. Accounting rules require that we recognize all derivative instruments at fair value and that the entire gain or loss included in the assessment of hedge effectiveness of the derivative instrument designated and qualifying as a cash flow hedging instrument be reported as a component of comprehensive income and be reclassified into earnings in the same line item and in the same period or periods during which the hedged transaction affects earnings.

The fair value of our derivative instruments and the classification on the balance sheet follows:

	(In Millions)
	Derivative Assets
	September 30, 2020		December 31, 2019
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivative instruments designated as cash flow hedges:
Base metal contracts (primarily zinc)	Prepaid expenses and other	$—	Prepaid expenses and other	$—
Total derivatives designated as hedging instruments		$—		$—
Derivative instruments not designated as hedging instruments:
Base metal contracts (primarily zinc)	Prepaid expenses and other	$1	Accrued expenses and other liabilities	$—
Total derivatives not designated as hedging instruments		$1		$—
Total derivative assets		$1		$—

	(In Millions)
	Derivative Liabilities
	September 30, 2020		December 31, 2019
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivative instruments designated as cash flow hedges:
Base metal contracts (primarily zinc)	Accrued expenses and other liabilities	$—	Accrued expenses and other liabilities	$2
Base metal contracts (primarily zinc)	Other long-term liabilities	1		—
Iron ore supply contract	Accrued expenses and other liabilities	47	Accrued expenses and other liabilities	39
Iron ore supply contract	Accounts payable	19	Accounts payable	—
Iron ore supply contract	Other long-term liabilities	143	Other long-term liabilities	138
Total derivatives designated as hedging instruments		$210		$179
Derivative instruments not designated as hedging instruments:
Base metal contracts (primarily zinc)	Accrued expenses and other liabilities	$—	Accrued expenses and other liabilities	$1
Iron ore supply contract	Accounts payable	4	Accounts payable	11
Total derivatives not designated as hedging instruments		$4		$12
Total derivative liabilities		$214		$191
The effect of derivative instruments on the unaudited condensed combined consolidated statements of operations follows:

	Amount of Gain or (Loss) Recognized in OCI on Derivative		Location of Gain or (Loss) Reclassified from AOCI into Income	Amount of Gain or (Loss) Reclassified from AOCI into Income
	Nine Months Ended September 30,			Nine Months Ended September 30,
	2020	2019		2020	2019
Derivatives Designated in Cash Flow Hedging Relationships:
Base metal contracts	(2)	(3)	Cost of Sales	(4)	(1)
Iron ore supply contract	(26)	83	Sales	(2)	(35)
Total	$(28)	$80		$(6)	$(36)
No amounts were excluded from the assessment of hedge effectiveness.

	Location of Gain or (Loss) Reclassified from AOCI into Income	Amount of Gain or (Loss) Reclassified from AOCI into Income
		Nine Months Ended September 30,
		2020	2019
Derivatives not designed in a hedging relationship:
Iron ore supply contact	Other operating income	(10)	33
Total		$(10)	$33
Outstanding notional amounts under commodity forward contracts that were entered into to hedge forecasted purchases and under other commodity supply contracts that are designated as a hedge against forecasted sales and are accounted for as cash flow hedges at September 30, 2020 follows:

Commodity	Notional Amount
Base metal contracts	8,106 Metric Tons
Iron ore supply contract	47,488,000 Net Tons
Outstanding notional amounts under derivative contracts that were not designated as hedges at September 30, 2020 follows:

Commodity	Notional Amount
Base metal contracts	4,717 Metric Tons
Iron ore supply contract	3,805,610 Net Tons
In some cases, our International Swaps and Derivatives Association (ISDA) contracts contain cross default provisions that could constitute a credit risk related contingent feature. These provisions apply if we default in making timely payments on outstanding indebtedness and the amount of the default is above certain predefined thresholds. If an event of cross default occurs, our ISDA counterparties may have the right to request early termination and net settlement of any outstanding derivative liability position. At September 30, 2020, we do not have any credit risk related to this contingent feature as all derivative contracts are with ArcelorMittal Treasury SNC, a subsidiary of our parent company.
For derivatives designated as cash flow hedges, we formally assess hedge effectiveness of our hedging relationships both at hedge inception and on an ongoing basis. The derivative gain or loss on base metal and natural gas contracts are recorded in other comprehensive income and is then reclassified to cost of sales in the same period we record the hedged raw material requirements in cost of sales. The amount of net losses on these cash flow hedging derivatives expected to be reclassified from other comprehensive income to cost of sales over the next twelve months is zero as of September 30, 2020. The maximum maturity of these cash flow derivatives in place at September 30, 2020 is December 31, 2022.

We are a party to an iron ore supply agreement that contains a special payment provision based on a domestic steel price index. We concluded that this payment feature was an embedded derivative not clearly and closely related to the host contract and is required to be accounted for separately as a free-standing derivative. We designated a portion of the embedded derivative as a cash flow hedge of the contractually specified hot-rolled coiled steel index price risk associated with our forecasted steel sales. We establish the fair value of the special payment by comparing the current forecasted domestic steel price to the projected domestic steel price at the inception of the contract. The derivative gain or loss on the embedded derivative designated as a cash flow hedge is recorded in other comprehensive income and is then reclassified to sales in the same period as we record the hedged sales. The amount of net losses on this cash flow hedge expected to be reclassified from other comprehensive income to sales over the next twelve months is $41 as of September 30, 2020. The maximum maturity of this cash flow derivative in place at September 30, 2020 is December 31, 2026.
If it becomes probable that a forecasted transaction will no longer occur, future gains or losses on the derivative are recorded in cost of sales or in other operating expense. The amount of losses reclassified from equity into earnings, from the discontinuance of cash flow hedges was zero for the nine months ended September 30, 2020 and 2019.
We hold certain derivatives to minimize the price risk for certain commodities for which we did not elect hedge accounting treatment. If no hedging relationship is designated, changes in the derivative’s fair value are recognized immediately in income. The impact to earnings was zero for the nine months ended September 30, 2020 and 2019.
Certain of our commodity purchase and sales contracts meet the definition of a derivative. These contracts are not required to be recorded at fair value if they qualify for the normal purchase normal sales (NPNS) exception as elected by the Company. We recognize the revenues and expenses on contracts that qualify for the NPNS exception when the underlying physical transaction is delivered. While these contracts are considered derivative financial instruments, they are not recorded at fair value, but on an accrual basis of accounting. If it was determined that a transaction designated as NPNS no longer meets the scope exception, the fair value of the related contract would be recorded on the balance sheet and immediately recognized through earnings.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
We value our commodity swaps, classified as Level 2, using a market-based approach based upon quoted prices for similar assets and liabilities in active markets. Physical commodity purchase contracts that are required to be recorded at fair value are valued using a market-based approach based on management’s best estimate of unobservable forward market prices. These contracts are classified as Level 3.
The fair value hierarchy for our financial assets and liabilities accounted for at fair value and non-financial assets and liabilities accounted for at fair value on a recurring basis follows:

	Level 1	Level 2	Level 3	Total
September 30, 2020
Assets:
Commodity derivatives	$—	$1	$—	$1
Liabilities:
Commodity derivatives	$—	$1	$213	$214

December 31, 2019
Liabilities:
Commodity derivatives	$—	$3	$188	$191
The derivative values above are based on an analysis of each contract as the unit of account as required by current accounting rules. Therefore, derivative assets and liabilities with the same counterparties are not netted.

There were no transfers between any levels of the fair value hierarchy during the nine months ended September 30, 2020, nor any purchase or issues of Level 3 assets or liabilities.
Gains and losses included in earnings are reported in sales and in other operating income. For the nine months ended September 30, 2020, a loss of $2 was recorded in sales and a loss of $10 was recorded in other operating income. Unrealized gains and losses included in earnings included a loss of $2 reported in sales and a loss of $32 reported in other operating income.
NOTE 8 - CONTINGENCIES
We are subject to various legal actions and contingencies in the normal course of conducting business. We recognize liabilities for such matters when a loss is probable and the amount can be reasonably estimated. The effect of the ultimate outcome of these matters on future results of operations and liquidity cannot be predicted with certainty. While the resolution of these matters may have a material effect on the results of operations and cash flows of a particular quarter or year, we believe that the ultimate resolution of such matters in excess of liabilities recorded will not have a material effect on our competitive position in the steel industry or financial position.
Other contingent liabilities arise periodically in the normal course of business. In the opinion of management, any such unrecognized matters that are reasonably possible at September 30, 2020, would not have a material effect on our financial position, results of operations or cash flows.
NOTE 9 - PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS
We offer defined benefit pension plans, defined contribution pension plans and OPEB plans, primarily consisting of retiree healthcare benefits, to most employees as part of a total compensation and benefits program. The defined benefit pension plans are noncontributory and benefits generally are based on a minimum formula or employees’ years of service and average earnings for a defined period prior to retirement.
The following are the components of defined benefit pension and other postretirement benefit plans costs (credits):

	(In Millions)
	Defined Benefit Pension Costs (Credits)		Other Postretirement Benefit Plans
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Service cost	$21	$19	$33	$30
Interest cost	75	96	72	92
Expected return on plan assets	(111)	(113)	(15)	(16)
Amortization:
Net actuarial loss (gain)	64	36	(10)	(11)
Prior service cost (credit)	4	4	(44)	(44)
Special termination benefits	2	—	3	—
Net periodic benefit cost	$55	$42	$39	$51
For the nine months ended September 30, 2020 we recognized special termination benefits related to the accelerated vesting of certain employees because of the closure of our Columbus Coatings operations.

NOTE 10 - INCOME TAXES
Our 2020 estimated annual effective tax rate before discrete items as of September 30, 2020 is -0.06%. The estimated annual effective tax rate differs from the U.S. statutory rate of 21.0% primarily due to the deduction for percentage depletion in excess of cost depletion related to our mining operations. The Company's valuation allowance position minimizes movement in deferred taxes. The 2019 estimated annual effective tax rate before discrete items as of September 30, 2019 was 0.0%. The decrease in the estimated annual effective tax rate before discrete items is driven primarily by the difference in forecast pre-tax book loss in comparison to the nine months ended September 30, 2019 book income of $54 and the impact it has on the relative magnitude of reconciling items of similar amounts from year to year, such as depletion. As of September 30, 2020, there are no open tax periods.
    For the nine months ended September 30, 2020 and 2019, we recorded discrete items that resulted in an income tax benefit of $3 and $0, respectively. The discrete adjustments are primarily related to the refunds received during the year of amounts sequestered by the Internal Revenue Service on previously filed AMT credit refund claims.

NOTE 11 - COMMITMENTS
We have entered into various agreements in which we are obligated to make payments under contractual purchase commitments, including unconditional purchase obligations. Most of these commitments relate to services, utilities, natural gas transportation, industrial gases and certain raw materials. Based upon prices in effect at September 30, 2020, firm commitments relating to these agreements follow:

2020 (remaining period of year)	$819
2021	1,710
2022	1,049
2023	934
2024	656
2025	596
Thereafter	479
Total	$6,243
We recorded a loss of $3 and $59 for the nine months ended September 30, 2020 and 2019, respectively, on firm sales and purchase commitments within cost of sales.
Letters of credit totaling $76 and $67 were outstanding at September 30, 2020 and December 31, 2019, respectively, related to certain obligations, including insurance liabilities, operating expenses and environmental obligations.

NOTE 12 - ENVIRONMENTAL MATTERS AND ASSET RETIREMENT OBLIGATIONS
We are subject to changing and stringent environmental laws and regulations concerning air emissions, water discharges and waste disposal, as well as certain remediation activities that involve the clean-up of environmental media such as soils and groundwater. If, in the future, we are required to investigate and remediate any currently unknown contamination or new information is obtained about required remediation activities at a site which we own, we could be required to record additional liabilities. The activity associated with these liabilities follow:
The following is a summary of our environmental and asset retirement obligations:

	(In Millions)
	Environmental Liabilities		Asset Retirement Obligations
	September 30, 2020	December 31, 2019	September 30, 2020	December 31, 2019
Total Balance	$112	$118	$79	$76
Less current portion	9	12	2	2
Long-term portion	$103	$106	$77	$74
Current portion of environmental liabilities and asset retirement obligations are included in accrued expenses and other liabilities, while the long-term portion is included in other long-term liabilities on the unaudited condensed combined consolidated balance sheets.
The following is a roll forward of our environmental and asset retirement obligation liabilities:

	(In Millions)
	Environmental Liabilities		Asset Retirement Obligations
	2020	2019	2020	2019
Liability as of January 1	$118	$121	$76	$75
Accretion and changes in estimates and timing of spending	8	6	3	2
Spending	(14)	(9)	—	(1)
Liability of September 30	$112	$118	$79	$76
Under the Resource Conservation and Recovery Act (RCRA) and similar U.S. state programs, the owners of certain facilities that manage hazardous wastes are required to investigate and, if appropriate, remediate historic environmental contamination found at such facilities. All of our major operating and inactive facilities are or may be subject to a corrective action program or other laws and regulations relating to environmental remediation, including projects relating to the reclamation of industrial properties, also known as brownfield projects.
In 2006, the U.S. Environmental Protection Agency (EPA) and New York State Department of Environmental Conservation (DEC), who have been delegated authority for RCRA Corrective Actions, conditionally approved a RCRA Facilities Investigation (RFI) related to our properties in Lackawanna, New York, a former integrated steel mill. EPA subsequently vacated the EPA Administrative Order for the RCRA RFI. In 2009, we entered into an Order on Consent with DEC to complete a Corrective Measures Study (CMS) and perform corrective actions on some or all of the remaining solid waste management units (SWMUs) and water bodies. The final CMS was submitted to DEC in October 2014 and is pending DEC action. Corrective actions implemented by ArcelorMittal USA since 2009 included installation and operation of a ground water treatment system, dredging of a local waterway known as Smokes Creek, construction of an on-site slurry wall and geosynthetic containment system with a groundwater collection and treatment system and excavation stabilization and consolidation of wastes into the containment system. We have recorded liabilities of $25 for the future cost of performing anticipated remediation and post remediation activities that will be completed over a period of 15 years or more. The amounts are based on the extent of soil and groundwater contamination identified by the RFI and the remedial measures recommended in the CMS, including excavation and consolidation of containments in an on-site landfill and expansion of groundwater pump and treatment systems.
We are required to prevent acid mine drainage from discharging to surface waters at several closed mining operations in southwestern Pennsylvania. In 2003, we entered into a Consent Order and Agreement with the Pennsylvania Department of Environmental Protection (the PaDEP) requiring submission of an operational improvement plan to improve treatment facility operations and lower long-term wastewater treatment costs. In 2004 and 2012, we entered into revised Consent Order and Agreements outlining a schedule for implementation of capital improvements and requiring the establishment of a treatment trust with a target value that the PaDEP estimated to be the net present value of all future treatment costs. We have been funding the treatment trust and have reached the target value, which is based on average spending over the last three years. The trust has a fair value of $51 at September 30, 2020. We can be reimbursed from the treatment trust fund for the continuing cost of treatment of acid mine drainage. The total recorded liability for these treatment costs is $28.
We own a large former steelmaking site in Johnstown, Pennsylvania. The site has been razed and there are a number of historic waste disposal units, including solid and hazardous waste landfills located at the site that are subject to closure and other regulations by PaDEP. There were also historic steel and coke-making operating locations at the Johnstown site that may have caused soil and/or groundwater contamination. Although potentially subject to RCRA corrective action or similar state authority no formal demand has been made by either U.S. federal or state authorities and there are limited investigations of the site. We have recorded liabilities for costs associated with future landfill closure, site investigations and probable remediation at this facility of $8.
In 1993, our Indiana Harbor facility entered into a Consent Decree with the EPA, which, among other things, requires facility-wide RCRA Corrective Action and sediment remediation in the adjacent Indiana Harbor Ship Canal. The U.S. Army Corp of Engineers is engaged in a multi-year project to dredge the Indiana Harbor Ship Canal. We fund a trust to reimburse the Corp of Engineers for these efforts. We estimate future costs of $8 for sediment remediation and $3 for RCRA Corrective Action at this site. Remediation ultimately may be necessary for other contamination that may be present at Indiana Harbor, but the potential costs of any such remediation cannot yet be reasonably estimated.
The portion of our Indiana Harbor facility that was formerly owned by LTV is subject to an EPA 3013 Administrative Order investigation plan to assess soil and groundwater conditions associated with 14 solid waste management units approved by the EPA in 2005. Although localized remediation activities have been conducted at this facility, additional remediation may be required after the investigation of these solid waste management units has been completed. We cannot yet reasonably estimate the cost of required remediation or monitoring, if any, that may result from this investigation.
At our Burns Harbor, Indiana facility, an RFI was completed in accordance with an EPA approved work plan. Based on the results of the investigation, we do not believe there will be any substantial remediation required to complete the corrective action process at the facility; however, it is likely that we will incur future costs primarily related to long term post-closure care including groundwater monitoring. Historic air pollution control dusts and sludges were relocated into an on-site permitted landfill. This landfill is used to contain newly generated material and will have future closure and post closure care obligations. The total recorded liability related to these matters is $8.
Our Cleveland, Ohio facility may be subject to RCRA corrective action or remediation in the future. An integrated steel facility has operated on the property since the early part of the 20th century. As a result, soil and groundwater contamination may exist that might require remediation pursuant to the RCRA corrective action program or similar state programs. No RCRA corrective action has been formally ordered at the Cleveland facility by either U.S. federal or state authorities. However, we have initiated site investigation activities at portions of our facility under Ohio EPA oversight consistent with the RCRA corrective action program and continue discussions with the Ohio EPA about certain limited and localized remediation activities that have been or will be conducted. These remediation activities include two permitted solid waste landfills at the site that will require the future installation of an engineered capping system for closure and post-closure care including groundwater monitoring. The total recorded liability related to these matters is $8.
Our Weirton, West Virginia facility has been subject to a RCRA corrective action related consent decree since 1996. This requires the facility to conduct investigative activities to determine the nature and extent of hazardous substances that may be located on the facility’s property and to evaluate and propose corrective measures needed to abate unacceptable risks. Areas within the facility’s property have been prioritized. Investigation of the two highest priority areas and closure of the surface impoundment has been completed. Investigation of the remaining areas and continuing remediation are underway. We are in communication with the U.S. EPA and West Virginia Department of Environmental Protection regarding other potential RCRA concerns at the site. The recorded liability for the cost of investigative, remediation and closure activities is $3.
Our Minorca Mine (Minorca), through the Environmental Impact Statement process, has a reclamation plan on file with the state of Minnesota. Each year the Minnesota Department of Natural Resources requires Minorca to submit an annual mining and reclamation summary for the year just completed and to provide mining and reclamation plans for the coming year. When possible, Minorca reclaims abandoned areas yearly. Currently we expect little or no environmental remediation at the time of closure of the mine. The recorded liability for these future reclamation costs is $9. We also recognize our share related to reclamation and closure of the Hibbing Taconite joint venture. The total recorded liability for these closure costs is $28. Additionally, we have $23 recognized for the closure of various coal mines operated by ArcelorMittal Princeton.
We have recognized liabilities of $31 to address the removal and disposal of thermal asbestos material and polychlorinated biphenyls (PCB) over the next 30 years. We have additional asbestos in our facilities in the form of sheeting or other construction materials used in our buildings. Because this asbestos is not exposed or can be managed through normal maintenance, we are not required to remove this material and would not be required to do so until we demolish the buildings. We have buildings of varying ages in our facilities, some over 100 years old. We plan to continue to use these buildings indefinitely and are unable to estimate when we would demolish the buildings and remove the associated asbestos. Therefore, no amounts have been accrued for the removal of this form of asbestos.
There are a number of other facilities and properties that we own across the United States which may present incidental environmental liabilities. The total liabilities recorded for these future investigations and probable remediation are $6 .
In 2006, the U.S. EPA Region V issued ArcelorMittal USA’s Burns Harbor, Indiana facility a Notice of Violation (NOV) alleging multiple violations of the Clean Air Act’s Prevention of Significant Deterioration (PSD) air permit requirements based on alleged failures dating back to early 1994. Based on recent court decisions and ongoing negotiations with the EPA, it is very likely that the EPA will not enforce the alleged PSD permit violations against ArcelorMittal USA. The EPA Region V also conducted a series of inspections and issued information requests under the Federal Clean Air Act relating to Burns Harbor, Indiana Harbor and Cleveland. Some of the EPA’s information requests and subsequent allegations relate to recent operations while others relate to historical actions under former facility owners that occurred many years ago. In 2011, the EPA issued NOVs to these operations alleging operational non-compliance based primarily on self-reported Title V permit concerns. Comprehensive settlement discussions with the EPA and affected state agencies involving all of the NOVs are ongoing and a comprehensive settlement with the EPA was executed in 2019. In 2020 we paid about $5 under this settlement agreement for penalties and injunctive relief. Remaining recorded liabilities for ongoing testing and studies is $1.
The Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and analogous state laws can impose liability for the entire cost of cleanup at a site upon current or former site owners or operators or parties who sent hazardous materials to the site, regardless of fault or the lawfulness of the activity that caused the contamination. We are a potentially responsible party at several state and federal Superfund sites. We believe our liability at these sites is either de minimis or substantially resolved. We could, however, incur additional costs or liabilities at these sites based on new information, if additional cleanup is required, private parties sue for personal injury or property damage, or other responsible parties sue for reimbursement of costs incurred to clean up the sites. We could also be named a potentially responsible party at other sites if the Company’s hazardous materials or those of its predecessor were disposed of at a site that later becomes a Superfund site. ISG purchased substantially all of its assets through sales in bankruptcy proceedings. The U.S. Bankruptcy Courts having jurisdiction over each transaction explicitly specified that the sellers retained certain historic liabilities, including Superfund liabilities. Despite the foregoing, it is possible that future claims might be directed at us. We consider the risk of incurring liability as the result of such claims remote.
In addition to expenditures relating to existing environmental liabilities, we will continue to invest significant sums in response to changes in environmental laws and regulations that affect our operations.

NOTE 13 - ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
The components of and changes in accumulated other comprehensive income (AOCI) follow:

	Unrecognized pension and other postretirement benefit cost			Derivative instruments designated as cash flow hedges			Total AOCI
	Gross	Income Taxes	Net of Taxes	Gross	Income Taxes	Net of Taxes	Net of Taxes
Balance at January 1, 2020	$3	$1,265	$1,268	$(30)	$(49)	$(79)	$1,189
Other comprehensive income before reclassifications	(9)	—	(9)	(28)	—	(28)	(37)
Reclassified from AOCI	13	—	13	6	—	6	19
Net current period other comprehensive income	4	—	4	(22)	—	(22)	(18)
Balance at September 30, 2020	$7	$1,265	$1,272	$(52)	$(49)	$(101)	$1,171

	Unrecognized pension and other postretirement benefit cost			Derivative instruments designated as cash flow hedges			Total AOCI
	Gross	Income Taxes	Net of Taxes	Gross	Income Taxes	Net of Taxes	Net of Taxes
Balance at January 1, 2019	$56	$1,265	$1,321	$(383)	$—	$(383)	$938
Other comprehensive income before reclassifications	2	—	2	80	—	80	82
Reclassified from AOCI	(14)	—	(14)	36	—	36	22
Net current period other comprehensive income	(12)	—	(12)	116	—	116	104
Balance at September 30, 2019	$44	$1,265	$1,309	$(267)	$—	$(267)	$1,042

	Amount Reclassified from AOCI		Affected line in Statement of Operations
	Nine Months Ended September 30,
	2020	2019
Other comprehensive income (loss) items:
Amortization of pension and other postretirement benefit costs (credits)	$13	$(14)	Non-operating postretirement benefit expense
Losses from cash flow hedges	4	1	Cost of sales
Losses from cash flow hedges	2	35	Sales
Total reclassifications for the period	$19	$22
See the Unaudited Condensed Combined Consolidated Statements of Comprehensive Income, Note 7, Derivative Instruments and Hedging Activity ; and Note 9, Pension and Other Postretirement Benefit Plans.